GWFS EQUITIES, INC.
                               CODE OF ETHICS FOR
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS


        Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.

        This Code of Ethics is intended to provide guidance to Access Persons of GWFS Equities, Inc. ("GWFS") in the conduct of their investments in order to reduce the possibility of securities transactions that place, or appear to place, such persons in conflict with the interests of the Maxim Series Fund, Inc. ("Maxim") or Maxim's shareholders.


A. RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

        It is unlawful for affiliated persons of Maxim or GWFS in connection with their purchase or sale, directly or indirectly, of a Security Held or to be Acquired by Maxim, to engage in any of the following acts, practices or courses of business:

        1.     employ any device, scheme, or artifice to defraud Maxim;

        2. make to Maxim any untrue statement of a material fact or omit to state to Maxim a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Maxim; and

        4.     engage in any manipulative practice with respect to Maxim.

B. DEFINITIONS.

        1. Access Persons. The term "Access Person" means any officer or director of GWFS who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by Maxim, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to Maxim regarding the purchase or sale of Covered Securities.

          2. Beneficial Ownership. "Beneficial Ownership" generally means any direct or indirect pecuniary interest in a security. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, trustee, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate.

        3. Being Considered for Purchase or Sale. A security is "Being Considered for Purchase or Sale" when a recommendation to purchase or sell the security has been made and communicated by an Advisory Employee in the course of his duties. With respect to the person making the recommendation, a security is "Being Considered for Purchase or Sale" when the person seriously considers making such a recommendation.

          4. Covered Security. The term "Covered Security" means, in general, any interest or instrument commonly known as a "security," except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

        5. Chief Compliance Officer. Beverly Byrne is the Chief Compliance Officer of GWFS. They have the authority to monitor the activities of Access Persons as indicated herein.

        6. Security Held or to be Acquired. "Security Held or to be Acquired" by Maxim means:

               i.   any Covered Security which, within the most recent fifteen
                    (15) calendar days:

                    a.   is or has been held by Maxim; or

                    b. is being or has been considered by Maxim or GW Capital Management, LLC for purchase by Maxim; and

               ii. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in subparagraph i of this Section.

C. REPORTING REQUIREMENTS.

Every Access Person must obtain a copy of the required form of initial, quarterly and annual reports from the Chief Compliance Officer's ("CCO") Office.

     1. Access Person Reports. Every Access Person must make the following reports to a the CCO's Office:

          a. Initial Holdings Report. No later than ten (10) days after becoming an Access Person, an Access Person must report the following information:

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               iii. the date that the report is submitted by the Access Person.

          b. Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

               i. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                    A. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    B. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    C. the price of the Covered Security at which the transaction was effected;

                    D. the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                    E.   the date that the report is submitted.

               iii. With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    A. the name of the broker, dealer or bank with whom the Access Person established the account;

                    B.   the date the account was established; and

                    C.   the date that the report was submitted.

          c. Annual Holding Reports. No later than thirty (30) days after the end of every calendar year, an Access Person must report the following information (which must be current as of December 31 of the calendar year for which the report is being submitted):

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

               ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               iii. the date that the report is being submitted.

     2. No Holdings or Transactions to Report. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report, nor transactions to report on any Quarterly Transaction Report, the Access Person must nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted.

     3. Copies of Confirmations and Period Account Statements. Each Access Person may direct every broker or dealer through whom the Access Person effects any securities transactions to deliver to the CCO's Office, on a timely basis, duplicate copies of confirmations of all the Access Person's securities transactions and copies of periodic statements for all of the Access Person's securities accounts.

     4.   Exceptions From Reporting Requirements.

          a. A person need not make any of these reports with respect to transactions for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          b. An Access Person need not make a Quarterly Transaction Report if the confirmations or periodic account statements delivered to the CCO's Office under Section C.3 are received within the time period required by this Code and provided that all information required by this Code is contained in such confirmations or account statements.

          c. An Access Person is not required to make a Quarterly Transaction Report with respect to the following:

               1. purchases or sales effected in any account over which the person has no direct or indirect influence or control, or in any account of the person which is managed on a discretionary basis by a person other than that person and, with respect to which the person does not in fact influence or control purchase or sale transactions;

               2. purchases or sales of securities which are not eligible for purchase or sale by Maxim;

               3. purchases or sales which are non-volitional on the part of the person or Maxim;

               4. purchases which are part of an automatic dividend reinvestment plan; and

               5. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

D. ANNUAL CERTIFICATION OF COMPLIANCE.

        At the time of submission of Annual Holding Reports, all Access Persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the submission of all required reports. When a person becomes an Access Person, that person will be given a copy of the Code. Within a reasonable time (as determined by the CCO's Office) after being given the Code, that person must certify that he or she has had an opportunity to ask questions, has read and understands the Code, and agrees to comply with the Code. All Access Persons will be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Access Persons must certify that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the Amendment and agree to comply with the amendment.

E. OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

     1. Gratuities. No Access Person may receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of Maxim.

     2. Service as a Director or Trustee. No Access Person may serve on the board of a publicly traded company without prior authorization. Such authorization must be based on a determination that such service is consistent with the interests of Maxim and Maxim's shareholders.

     3. Confidentiality. No Access Person may reveal to any other person (except in the normal course of his duties on behalf of GWFS) any information regarding securities transactions made or being considered by or on behalf of Maxim.

F. CONFIDENTIAL TREATMENT.

        All reports and other records required to be filed or maintained under this Code will be treated as confidential.

G. INTERPRETATION OF PROVISIONS.

        The management of GWFS may, from time to time, adopt such interpretations of this Code as such management deems appropriate, provided that the Board of Directors of Maxim (the "Board") approves any material changes to this Code.

H. AMENDMENTS.

        Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment has been distributed to Access Persons by the CCO's Office, unless the management of GWFS expressly determines that such amendment will become effective on an earlier date or should not be adopted.



                            *   *   *   *   *   *

        I have read the Code of Ethics for GWFS Investments, LLC and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Date:                                      Signed:
      --------------------------                   -----------------------------

                                   APPENDIX A

                                REVIEW OF REPORTS


        The CCO (or her/his designee) for GWFS must review all reports submitted pursuant to Section C for the purpose of detecting and preventing a potential or actual violation of this Code.

     1.   The CCO's Office shall review an Initial Holdings Report within twenty
          (20) days of the date such Report is submitted by an Access Person.

     2. The CCO's Office shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

     3. The CCO's Office shall review all reports to determine whether there has been a potential or actual violation of this Code.

     4. The CCO's Office shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the review by CCO's Office detected a potential or actual violation of this Code. If the CCO's Office detects a potential or actual material violation of this Code, the CCO shall promptly inform the management of GWFS in writing.

     5. The CCO promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the CCO deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

     6. The CCO shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

        The CCO's Office for GWFS shall identify all Access Persons who are required to make reports under Section C and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

        No report required to be made under Section C shall be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

                                   APPENDIX B

                              REPORTS TO THE BOARD


        No later than the final regular meeting of the Board for each fiscal year of Maxim, the CCO for GWFS shall furnish to the Board, and the Board shall consider, a written report that:

     1. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

     2. Certifies that GWFS has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

        In considering the written report, the Board shall determine whether any action is required in response to the report.

        To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

                                   APPENDIX C

                                    SANCTIONS


        The CCO of GWFS shall furnish to the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder.

        Upon discovering a material violation of this Code involving any Access Person, including the filing of false, incomplete, or untimely required reports, it shall be the responsibility of GWFS's CCO to report such violation to GWFS's management. GWFS's management may impose such sanctions against the Access Person determined to have violated this Code as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment, officership, or other position of the violator with Capital Management. No officer, director or manager of GWFS may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

                                   APPENDIX D

                          MATERIAL CHANGES TO THE CODE

        The Board, including a majority of the Independent Directors, must approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

        The Board must base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

                                   APPENDIX E

                                RECORD RETENTION

        GWFS must maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

     1. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years must be preserved in an easily accessible place.

     2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation must be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

     3. Copy of Forms and Reports. A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report prepared and submitted by an Access Person pursuant to this Code must be preserved by the CCO's Office for GWFS, for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

     4. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Initial Holdings Reports, Quarterly Transaction Reports, and Annual Holdings Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Reports must be maintained in an easily accessible place.

     5. Written Reports to the Board. A copy of each written report furnished to the Board under this Code shall be maintained for at least five years after the end of the Maxim fiscal year in which it is made, the first two years in an easily accessible place.

     6. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of GWFS at 8515 East Orchard Road, GWFS Village, Colorado 80111.

                                    Exhibit 1

                               GWFS Equities, Inc.

             Acknowledgement of Receipt of Code of Ethics Certification


        This is to acknowledge that I have been given a copy of the Code of Ethics for GWFS Equities, Inc. I have read the Code of Ethics and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Signed:___________________________                 Date:
                                                         -----------------------


Print Name: ______________________

                                    Exhibit 2

                               GWFS Equities, Inc.

                          Initial Holdings Report Form

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Instructions. The following information must be submitted to the Chief
Compliance Officer (or the CCO's designee), 2T3, no later than 10 days after you have begun employment which must be current as of a date not more than forty-five (45) days prior to the date you began employment.

Title and Type of Security, applicable Exchange Ticker Symbol or CUSIP Number, Number of Shares and Principal Amount of each Covered Security or Covered Fund (as defined in the Code of Ethics) in which you have any direct or indirect Beneficial Ownership (as defined in the Code of Ethics) as of the date you began employment
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Name of any Broker, Dealer or Bank with whom you have maintained an account in which any securities were held for your direct or indirect benefit as of the date you began employment
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I hereby certify that the above information is complete and correct to the best of my knowledge:

                                              Date of Initial Report
--------------------------------------------                        ------------
Signature

_____________________________                  Title: __________________________
Print Name

                                    Exhibit 3

                               GWFS Equities, Inc.

                            Quarterly Reporting Form
(Only for use by Access Persons who do not wish to fulfill their quarterly transaction reports by having their broker/dealer sent duplicate statements and confirmations to the Chief Compliance Officer)

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Instructions. The following information must be submitted to the Chief
Compliance Officer (or the CCO's designee), 2T3, no later than 30 days after the end of each calendar quarter. Please report information with respect to any transaction during the quarter in a Covered Security or Covered Fund (as defined in the Code of Ethics) in which you had any direct or indirect Beneficial Ownership (as defined in the Code of Ethics).

Date of Transaction(s):
                        --------------------------------------------------------

Title and Exchange Ticker Symbol or CUSIP number, Interest Rate and Maturity Date (if applicable):


Number of Shares and Principal Amount of each Covered Security or Covered Fund involved:
-------------------------------------------------------------------------------

Description of the Nature of the Transaction(s) (i.e., purchase, sale or any other type of acquisition or disposition):
-------------------------------------------------------------------------------

Price of Security at Which the Transaction was Effected:
-------------------------------------------------------------------------------

Name of Broker, Dealer or Bank with or through which the Transaction was
Effected:
-------------------------------------------------------------------------------

With respect to any Account that may have been established by you in which Covered Securities were held during the quarter for your direct or indirect benefit:

Name of Broker, Dealer or Bank with whom the Account was established:
-------------------------------------------------------------------------------

Date the Account was Established:
                                  ----------------------------------------------


I hereby certify that the above information is complete and correct to the best of my knowledge:

                                             Date of Quarterly Report
--------------------------------------------                          ----------
Signature
-------------------------------
Print Name

                                    Exhibit 4

                               GWFS Equities, Inc.

                           Annual Holdings Report Form

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Instructions. The following information must be submitted to the GWFS Chief
Compliance Officer (or the CCO's designee), 2T3, no later than 30 days after the end of every calendar year. The information you report must be current as of December 31 of the year for which the report is being submitted.

1. Title and Type of Security, applicable Exchange Ticker Symbol or CUSIP Number, Number of Shares and Principal Amount of each Covered Security or Covered Fund (as defined in the Code of Ethics) in which you had any direct or indirect Beneficial Ownership (as defined in the Code of Ethics)

2. Name of any Broker, Dealer or Bank with whom you have maintained an account in which any securities were held for your direct or indirect benefit.


3. Within the past year, have you received any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of the Company?

        Yes           No           (circle one)

If yes, please provide details


4. Within the past year, have you served on the board of a publicly traded company?

        Yes           No           (circle one)

If yes, please provide details


I hereby certify that the above information is complete and correct to the best of my knowledge:

                                             Date of Annual Report
--------------------------------------------                       -------------
Signature

Print Name

                                    Exhibit 5

                               GWFS Equities, Inc.

              ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS


               I certify that during the year ended as of the date written below:

        1. I have fully disclosed all securities holdings in which I have, or a member of my immediate family has, a Beneficial Interest.

        2. I have obtained pre-clearance for all securities transactions in which I have, or an immediate member of my family has, a Beneficial Interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

        3. I have reported all securities transactions in which I have, or any member of my immediate family has, a Beneficial Interest except for exempt transactions or for which I have received an exception in writing from the CCO.

        4.     I have complied with the Code of Ethics in all other respects.



        ---------------------------------------
        Signature

        ---------------------------------------
        Print Name

        Dated: _________________________________

                                    Exhibit 6

                               GWFS Equities, Inc.

                       Personal Account Authorization Form

(For Access Persons who wish to fulfill their quarterly transaction reports by having duplicate statements and confirmations sent to the Chief Compliance Officer, or the CCO's designee)

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PLEASE COMPLETE THE FORM IN FULL SINCE WE MUST CONTACT THE BROKER-DEALER AT THE
ADDRESS YOU PROVIDE.

Date:
               -------------------------------------------

To:            GWFS Chief Compliance Officer (or the CCO's designee)

From:
               -------------------------------------------

Signature:
               -------------------------------------------

--------------------------------------------------------------------------------

I have a securities/brokerage account with a broker/dealer, and by completing and signing this form in accordance with the Code of Ethics, I authorize you to request, receive and review duplicate statements and confirmations on my account. The information on my account is as follows: (please print):

Name of Brokerage Company:


Their Address:


City/State/Zip:



Account Number(s):                         Name(s) on Account (if not your own):



The account is a ? cash and/or ? margin account.

Your Business Address: (if at home office, please indicate floor and building)



Phone Number:_________________

                                    Exhibit 7
                               GWFS Equities, Inc.

                               Pre-Clearance Form

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Date of Request:
                 -------------------

Name:                                                 Date of Request:
     ----------------------------------------------                    ---------

Location:                                             Extension:
           ----------------------------------------             ----------------

Position:
          ----------------------------------

A brief description of your duties:


Description of proposed transaction and securities to be purchased or sold:



The transaction will be part of: an initial public offering /a limited offering (circle one)

Number of shares proposed to be purchased or sold:

Approximate dollar amount of proposed purchase or sale:

Date of proposed purchase or sale:

Name and address of broker:
                            ----------------------------------------------------



If you will be the Beneficial Owner (as described in the Code of Ethics) of the securities and they will be held in the name of another person, the name of that person and his/her relationship to you:



How were you offered the opportunity to invest in this IPO or private placement?


What is the nature of your relationship with the individual or entity?


Was this opportunity offered to you because of your position with GWFS?


Any other facts or circumstances regarding the proposed transaction you believe may be relevant:



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CCO Use Only:
--------------------------------------------------------------------------------
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Approved:                                   Denied:
         ---------------------------               --------------
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Signature:                                         Date:
          --------------------------                    ----------------
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